                       ADS NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF
                      AMERICAN DEPOSITARY SHARES ("ADSs")
     (EACH AMERICAN DEPOSITARY SHARE REPRESENTS 68 SHARES OF COMMON STOCK)

                                      OF

                                  GENER S.A.

               FOR SHARES OF COMMON STOCK OF THE AES CORPORATION


                             HAVING A VALUE OF $16

                                      BY

                         MERCURY CAYMAN CO. III, LTD.
                         A WHOLLY OWNED SUBSIDIARY OF

                              THE AES CORPORATION

 THE U.S. OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, DECEMBER 11, 2000, UNLESS EXTENDED. GENER AMERICAN DEPOSITARY SHARES TENDERED PURSUANT TO THE U.S. OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE U.S. OFFER

     As set forth under the section "OUR OFFER--Procedure for Accepting Our Offer" in the Preliminary Prospectus dated November 9, 2000 (the "Prospectus"), this Notice of Guaranteed Delivery or one substantially equivalent hereto (this "Form") must be used to tender ADSs pursuant to the U.S. Offer if the American Depositary Receipts ("ADRs") evidencing such ADSs are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to the termination of the U.S. Offer. This form, properly completed and duly executed (including the signature guarantee by an Eligible Institution in the form set forth hereinafter) may be delivered by hand or mail to the Exchange Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.


                   THE EXCHANGE AGENT FOR THE U.S. OFFER IS:


                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


           By Mail:                   Facsimile Transmission:              By Hand:

  Reorganization Department      (For Eligible Institutions Only)     Reorganization Department
          PO Box 3301                     (201) 296-4293                     120 Broadway
  South Hackensack, NJ 07606                                                  13th Floor
                                                                          New York, NY 10271
                                       Confirmation of Fax:
                                          (201) 296-4860

                                       By Overnight Courier:
                                     Reorganization Department
                                        85 Challenger Road
                                          Mail Stop-Reorg
                                     Ridgefield Park, NJ 07660

DELIVERY OF THIS FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES OTHER THAN FOR THE PURPOSES DESCRIBED IN THIS FORM. IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON SUCH ADS LETTER OF TRANSMITTAL.

     In the case of ADSs held through the Book-Entry Facility, the Notice of Guaranteed Delivery may be delivered to the Exchange Agent by a participant in the Book-Entry Facility via the book-entry confirmation system.

     SHARES OF GENER S.A. ("GENER") MAY NOT BE TENDERED BY MEANS OF THIS FORM.


Ladies and Gentlemen:

     The undersigned hereby tenders to Mercury Cayman Co. III, Ltd. (the "Purchaser"), a limited company organized under the laws of the Cayman Islands and a wholly owned subsidiary of The AES Corporation ("AES"), the ADSs indicated below upon the terms and subject to the conditions set forth in the Prospectus and the related ADS Letter of Transmittal, receipt of which is hereby acknowledged, the number of ADSs specified below pursuant to the Guaranteed Delivery Procedures described in the Prospectus under the section "OUR OFFER--Procedure for Accepting Our Offer".

     The undersigned understands that tendered ADSs will not be accepted by the Purchaser unless all of the conditions to the U.S. Offer are satisfied or, where permitted, waived.

Number of ADSs:
                    ----------------------------------------------------------


ADR No.(s) (if available): ----------------------------------

                           ----------------------------------

                           ----------------------------------

Account Number:
               ---------------------------------


If ADSs will be tendered by book-entry transfer, check this box [ ]:

Name of Tendering Institution:
                              ------------------------------------------

Account Number:
               ---------------------------------------------------------

Date:
     ----------------------------------------------


Name of Record Holder(s):
                         -----------------------------------------------

Address(es):
            ------------------------------------------------------------

            ------------------------------------------------------------

            ------------------------------------------------------------

Area Code and Tel. No:
                      --------------------------------------------------

Signature(s):
            ------------------------------------------------------------

            ------------------------------------------------------------

            ------------------------------------------------------------

Dated:
      ------------------------------------------------------------------

                     THE GUARANTEE BELOW MUST BE COMPLETED


                              DELIVERY GUARANTEE

     The undersigned, a financial institution which is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program, hereby (a) guarantees the above named person(s) "own(s)" the ADSs tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender complies with Rule 14e-4 and (c) guarantees that it will deliver to the Exchange Agent, at one of its addresses set forth above, the ADRs representing the ADSs tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such ADSs into the Exchange Agent's account at the Book-Entry Transfer Facility, together with a properly completed and duly executed ADS Letter of Transmittal or, in the case of a book-entry transfer, an Agent's Message (as defined in the Prospectus), with any required signature guarantees and any other required documents, all within six New York Stock Exchange trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the ADS Letter of Transmittal and certificates for the ADSs to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

     Name of Firm:
                   ------------------------------------


     Address:
               ----------------------------------------

               ----------------------------------------
                                            Zip Code

 Area Code and Tel. No.:
                        -------------------------------

 Authorized Signature:
                      ---------------------------------


 Name: ------------------------------
              Please Print


Title: --------------------------------------       Dated: ----------------


     NOTE: DO NOT SEND SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY;
         SECURITIES SHOULD BE SENT WITH YOUR ADS LETTER OF TRANSMITTAL

                                       3